UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 14, 2022

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement:

On April 15, 2022, Bright Mountain Media, Inc. (the “Company”) and its subsidiaries CL Media Holdings LLC, Bright Mountain Media, Inc., Bright Mountain LLC, MediaHouse, Inc. entered into a Twelfth Amendment to Amended and Restated Senior Secured Credit Agreement (the “Agreement”). The Company and its subsidiaries are parties to a credit agreement between itself and Centre Lane Partners Master Credit Fund II, L.P. as Administrative Agent and Collateral Agent dated June 5, 2020, as amended (the “Credit Agreement”). The Credit Agreement was amended to provide for an additional loan amount of $450,000. This term loan matures on June 30, 2023.

The terms and conditions of this Agreement and Annex A to the Credit agreement are qualified by its entirety by reference to the Amendment, a copy of which are attached to this Report as Exhibits 10.1 and 10.2 which are incorporated herein by reference.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, the Board of Directors (the “Board”) Company and the Compensation Committee of the Board (the “Compensation Committee”) adopted and approved the 2022 Bright Mountain Media Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan will be presented for stockholder approval at the Company’s 2022 Annual Meeting of Stockholders.

The Stock Option Plan provides for the grants of awards to eligible employees, directors and consultants in the form of stock options. stock. The Stock Option Plan is the successor to the Company’s prior stock option plans and accordingly no new grants will be made under the prior plans from and after the date hereof. The Stock Option Plan is a term of 10 years and authorizes the issuance of up to 22,500,000 shares of the Company’s common stock.

The purposes of this Stock Option Plan is to optimize the profitability and growth of the Company from incentives that link the personal interests of employees, directors and consultants to those of the Company’s stockholders, to provide participants with an incentive for excellence and individual performance and to promote teamwork. The Stock Option Plan has certain restrictions and limitations including but not limited to (i) stock options must generally be granted with an exercise price equal to or greater than the fair market value of a share of the Company’s common stock at the date of grant and (ii) stockholder approvals are required for material amendments to the Stock Option Plan, including any increase in the maximum number of shares of the Company’s common stock that may be issued under the Stock Option Plan. The description and summary of Stock Option Plan do not purport to be complete and are qualified by their entirety by reference to the full text in the Stock Option Plan attached hereto as Exhibit 10.3 which is incorporated herein by reference.

Under the Stock Option Plan, the Board of Directors and Compensation Committee approved the issuance of 500,000 Stock Options to Matthew Drinkwater, the Company’s Chief Executive Officer and 100,000 to Edward A. Cabanas, the Company’s Chief Financial Officer, the options are for a period of 10 years and have an exercise price of $0.01 the fair market value at the date of grant.

Item 9.01	Financial Statements and Exhibits

No.	Exhibit Description

10.1	Twelfth Amendment to an Amended and Restated Senior Secured Credit Agreement dated April 15, 2022

10.2	Annex A to the Credit Agreement dated April 15, 2022

10.3	2022 Stock Option Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2022	Bright Mountain Media, Inc.

	By:	/s/ Edward A. Cabanas
Edward A. Cabanas, Chief Financial Officer